                                                                     EXHIBIT 4.1



================================================================================


                         KANSAS GAS AND ELECTRIC COMPANY


                                       TO


                            BNY MIDWEST TRUST COMPANY
                  (successor to Harris Trust and Savings Bank)


                                       and


                               JUDITH L. BARTOLINI
         (successor to W. A. Spooner, Henry A. Theis, Oliver R. Brooks,
              Wesley L. Baker, Edwin F. McMichael and R. Amundsen)

               as Trustees under Kansas Gas and Electric Company's
              Mortgage and Deed of Trust, Dated as of April 1, 1940

                       FORTY-FIRST SUPPLEMENTAL INDENTURE

                       Providing, among other things, for

                    First Mortgage Bonds, 8% Series Due 2005


                            Dated as of June 6, 2002


================================================================================

                       FORTY-FIRST SUPPLEMENTAL INDENTURE

         INDENTURE, dated as of June 6, 2002, between KANSAS GAS AND ELECTRIC COMPANY, a corporation of the State of Kansas (formerly named KCA Corporation and successor by merger to Kansas Gas and Electric Company, a corporation of the State of Kansas, hereinafter sometimes called the "Company-Kansas"), whose post office address is 120 East First Street, Wichita, Kansas 67202 (hereinafter sometimes called the "Company"), and BNY Midwest Trust Company, a corporation of the State of Illinois, whose post office address is 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602 (successor to Harris Trust and Savings Bank (the "Corporate Trustee")), and JUDITH L. BARTOLINI (successor to W.A. Spooner, Henry A. Theis, Oliver R. Brooks, Wesley L. Baker, Edwin F. McMichael and R. Amundsen, and being hereinafter sometimes called the "Individual Trustee"), whose post office address is 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602 (the Corporate Trustee and the Individual Trustee being hereinafter together sometimes called the "Trustees"), as Trustees under the Mortgage and Deed of Trust, dated as of April 1, 1940 (hereinafter called the "Mortgage"), which Mortgage was executed and delivered by Kansas Gas and Electric Company, a corporation of the State of West Virginia to which the Company-Kansas was successor by merger (hereinafter sometimes called the "Company-West Virginia"), to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this Indenture (hereinafter sometimes called the "Forty-first Supplemental Indenture") being supplemental thereto;

         WHEREAS, the Company-West Virginia caused the Mortgage to be filed for record as a mortgage of real property and as a chattel mortgage in the offices of the Registers of Deeds in various counties in the State of Kansas, and on April 25, 1940 paid to the Register of Deeds of Sedgwick County, Kansas, that being the County in which the Mortgage was first filed for record, the sum of $40,000 in payment of the Kansas mortgage registration tax as provided by
Section 79-3101 et seq., General Statutes of Kansas 1935; and

         Whereas, by the Mortgage, the Company-West Virginia covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired, intended to be subject to the lien thereof; and

         Whereas, an instrument, dated May 31, 1949, was executed by the Company-West Virginia appointing Oliver R. Brooks as Individual Trustee in succession to said Henry A. Theis, resigned, under the Mortgage, and by Oliver
R. Brooks accepting the appointment as Individual Trustee under the Mortgage in succession to said Henry A. Theis, which instrument was filed for record in the offices of the Registers of Deeds in various counties in the State of Kansas; and

         Whereas, an instrument, dated March 3, 1958, was executed by the Company-West Virginia appointing Wesley L. Baker as Individual Trustee in succession to said Oliver R. Brooks, resigned, under the Mortgage, and by Wesley
L. Baker accepting the appointment as Individual Trustee under the Mortgage in succession to said Oliver R. Brooks, which instrument was filed for record in the offices of the Registers of Deeds in various counties in the State of Kansas; and

         Whereas, an instrument, dated November 20, 1969, was executed by the Company-West Virginia appointing Edwin F. McMichael as Individual Trustee in succession to said Wesley L. Baker, resigned, under the Mortgage, and by Edwin
F. McMichael accepting the appointment as Individual Trustee under the Mortgage in succession to said Wesley L. Baker, which instrument was filed for record in the offices of the Registers of Deeds in various counties in the State of Kansas; and

         Whereas, by the Twenty-seventh Supplemental Indenture mentioned below, the Company-Kansas, among other things, appointed R. Amundsen as Individual Trustee in succession to said Edwin F. McMichael, resigned, under the Mortgage, and by R. Amundsen accepting the appointment as Individual Trustee under the Mortgage in succession to said Edwin F. McMichael; and

         Whereas, by the Thirty-second Supplemental Indenture mentioned below, the Company-Kansas, among other things, appointed W. A. Spooner as Individual Trustee in succession to said R. Amundsen, resigned, under the Mortgage, and by
W. A. Spooner accepting the appointment as Individual Trustee under the Mortgage in succession to said R. Amundsen; and

         Whereas, by the Fortieth Supplemental Indenture mentioned below, the Company-Kansas, among other things, appointed Judith L. Bartolini as Individual Trustee in succession to said W.A. Spooner resigned, under the Mortgage, and by Judith L. Bartolini accepting the appointment as Individual Trustee under the Mortgage in succession to said W.A. Spooner; and

         Whereas, the Company-West Virginia executed and delivered to the Trustees a First Supplemental Indenture, dated as of June 1, 1942 (which supplemental indenture is hereinafter sometimes called the "First Supplemental Indenture"); and

         Whereas, the Company-West Virginia caused the First Supplemental Indenture to be filed for record as a mortgage of real property and as a chattel mortgage in the offices of the Registers of Deeds in various counties in the State of Kansas, but paid no mortgage registration tax in connection with the recordation of the First Supplemental Indenture, no such tax having been payable in connection with such recordation; and

         Whereas, the Company-West Virginia executed and delivered to the Trustees the following supplemental indentures:

                             Designation                     Dated as of
                             -----------                     -----------

       Second Supplemental Indenture ......................  March 1, 1948
       Third Supplemental Indenture .......................  December 1, 1949
       Fourth Supplemental Indenture ......................  June 1, 1952
       Fifth Supplemental Indenture .......................  October 1, 1953
       Sixth Supplemental Indenture .......................  March 1, 1955
       Seventh Supplemental Indenture .....................  February 1, 1956
       Eighth Supplemental Indenture ......................  January 1, 1961

       Ninth Supplemental Indenture .......................  May 1, 1966
       Tenth Supplemental Indenture .......................  March 1, 1970
       Eleventh Supplemental Indenture ....................  May 1, 1971
       Twelfth Supplemental Indenture .....................  March 1, 1972

which supplemental indentures are hereinafter sometimes called the Second through Twelfth Supplemental Indentures, respectively; and

         Whereas, the Company-West Virginia caused the Second through Eighth Supplemental Indentures to be filed for record as a mortgage of real property and as a chattel mortgage in the offices of the Registers of Deeds in various counties in the State of Kansas, and caused the Ninth through Twelfth Supplemental Indentures to be filed for record as a mortgage of real property in the offices of the Registers of Deeds in various counties in the State of Kansas and as a chattel mortgage in the Office of the Secretary of State of Kansas, and on the following dates paid to the Register of Deeds of Sedgwick County, Kansas, that being the County in which the Second through Twelfth Supplemental Indentures were first filed for record as a mortgage of real property, the following amounts:

                                   Date                      Amount
                                   ----                      ------

        March 30, 1948 ....................................  $12,500
        December 7, 1949 ..................................    7,500
        June 17, 1952 .....................................   30,000
        October 21, 1953 ..................................   25,000
        March 22, 1955 ....................................   25,000
        March 5, 1956 .....................................   17,500
        January 24, 1961 ..................................   17,500
        May 17, 1966 ......................................   40,000
        March 10, 1970 ....................................   87,500
        May 19, 1971 ......................................   87,500
        March 23, 1972 ....................................   62,500

such amounts being in payment of the Kansas mortgage registration tax as provided by the then currently applicable sections of the statutes of the State of Kansas in effect on those dates; and

         Whereas, the Company-West Virginia was merged into the Company-Kansas on May 31, 1973; and

         Whereas, in order to evidence the succession of the Company-Kansas to the Company-West Virginia and the assumption by the Company-Kansas of the covenants and conditions of the Company-West Virginia in the bonds and in the Mortgage contained, and to enable the Company-Kansas to have and exercise the powers and rights of the Company-West Virginia under the Mortgage in accordance with the terms thereof, the Company-Kansas executed and delivered to the Trustees a Thirteenth Supplemental Indenture, dated as of May 31, 1973 (which supplemental indenture is hereinafter sometimes called the "Thirteenth Supplemental Indenture"); and

         Whereas, the Company-Kansas caused the Thirteenth Supplemental Indenture to be filed for record as a mortgage of real property in the offices of the Registers of Deeds in various counties in the State of Kansas and as a chattel mortgage in the Office of the Secretary of State of Kansas, but paid no mortgage registration tax in connection with the recordation of the Thirteenth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

         Whereas, the Company-Kansas executed and delivered to the Trustees the following supplemental indentures:

       Designation                                            Dated as of
       -----------                                            -----------

       Fourteenth Supplemental Indenture ..................   July 1, 1975
       Fifteenth Supplemental Indenture ...................   December 1, 1975
       Sixteenth Supplemental Indenture ...................   September 1, 1976
       Seventeenth Supplemental Indenture .................   March 1, 1977
       Eighteenth Supplemental Indenture ..................   May 1, 1977
       Nineteenth Supplemental Indenture ..................   August 1, 1977
       Twentieth Supplemental Indenture ...................   March 15, 1978
       Twenty-first Supplemental Indenture ................   January 1, 1979
       Twenty-second Supplemental Indenture ...............   April 1, 1980
       Twenty-third Supplemental Indenture ................   July 1, 1980
       Twenty-fourth Supplemental Indenture ...............   August 1, 1980
       Twenty-fifth Supplemental Indenture ................   June 1, 1981
       Twenty-sixth Supplemental Indenture ................   December 1, 1981
       Twenty-seventh Supplemental Indenture ..............   May 1, 1982
       Twenty-eighth Supplemental Indenture ...............   March 15, 1984
       Twenty-ninth Supplemental Indenture ................   September 1, 1984
       Thirtieth Supplemental Indenture ...................   September 1, 1984
       Thirty-first Supplemental Indenture ................   February 1, 1985
       Thirty-second Supplemental Indenture ...............   April 15, 1986
       Thirty-third Supplemental Indenture ................   June 1, 1991
       Thirty-fourth Supplemental Indenture ...............   March 31, 1992
       Thirty-fifth Supplemental Indenture ................   December 17, 1992
       Thirty-sixth Supplemental Indenture ................   August 12, 1993
       Thirty-seventh Supplemental Indenture ..............   January 15, 1994
       Thirty-eighth Supplemental Indenture ...............   March 1, 1994
       Thirty-ninth Supplemental Indenture ................   April 15, 1994
       Fortieth Supplemental Indenture ....................   June 28, 2000

which supplemental indentures are hereinafter sometimes called the Fourteenth through Fortieth Supplemental Indentures, respectively; and

         Whereas, the Company-Kansas caused the Fourteenth Supplemental Indenture to be filed for record as a mortgage of real property in the offices of the Registers of Deeds in various counties in the State of Kansas and as a chattel mortgage in the Office of the Secretary of State of Kansas; and

         Whereas, the Company-Kansas caused the Fifteenth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on December 10, 1975, Film 169, page 363), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on December 10, 1975 and indexed as No. 325,911); and

         Whereas, the Company-Kansas caused the Sixteenth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on September 29, 1976, Film 21 1, page 363), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on September 29, 1976 and indexed as No. 363,835); and

         Whereas, the Company-Kansas caused the Seventeenth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 16, 1977, Film 234, page 492), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on March 1, 1977 and indexed as No. 384,759); and

         Whereas, the Company-Kansas caused the Eighteenth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on May 26, 1977, Film 246, page 655), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on May 26, 1977 and indexed as No. 394,573); and

         Whereas, the Company-Kansas caused the Nineteenth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on August 31, 1977, Film 263, page 882), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on September 1, 1977 and indexed as No. 406,577); and

         Whereas, the Company-Kansas caused the Twentieth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 29, 1978, Film 297, pages 635-656), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on March 30, 1978 and indexed as No. 434,072); and

         Whereas, the Company-Kansas caused the Twenty-first Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on January 9, 1979, Film 345, page 648), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on January 10, 1979 and indexed as No. 470,851); and

         Whereas, the Company-Kansas caused the Twenty-second Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on April 2, 1980, Film 413, page 1,468), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on April 3, 1980 and indexed as No. 533,415); and

         Whereas, the Company-Kansas caused the Twenty-third Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on July 1, 1980, Film 425, page 1,003), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on July 2, 1980 and indexed as No. 546,185); and

         Whereas, the Company-Kansas caused the Twenty-fourth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on August 28, 1980, Film 435, page 266), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on August 29, 1980 and indexed as No. 554,543); and

         Whereas, the Company-Kansas caused the Twenty-fifth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on June 30, 1981, Film 483, page 1,512), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on June 30, 1981 and indexed as No. 601,270); and

         Whereas, the Company-Kansas caused the Twenty-sixth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on December 30, 1981, Film 510, page 300), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on December 31, 1981 and indexed as No. 628,293); and

         Whereas, the Company-Kansas caused the Twenty-seventh Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on May 6, 1982, Film 526, page 1,141), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on May 7, 1982 and indexed as No. 650,115); and

         Whereas, the Company-Kansas caused the Twenty-eighth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 22, 1984, Film 645, page 1,524), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on March 23, 1984 and indexed as No. 796,449); and

         Whereas, the Company-Kansas caused the Twenty-ninth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on September 5, 1984, Film 681, page 763), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on September 6, 1984 and indexed as No. 852,425); and

         Whereas, the Company-Kansas caused the Thirtieth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on September 12, 1984, Film 682, page 1,087), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on September 13, 1984 and indexed as No. 854,284); and

         Whereas, the Company-Kansas caused the Thirty-third Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on June 18, 1991, Film 1 177, page 0876), and as a security agreement in the Office of Secretary of State of Kansas (filed on June 18, 1991 and indexed as No. 1,693,446); and

         Whereas, the Company-Kansas caused the Fortieth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas

(filed on June 28, 2000, Film 2062, page 0053), and as a security agreement in the Office of Secretary of State of Kansas (filed on June 28, 2000, and indexed as No. 3756913); and

         Whereas, the Company on the following dates paid to the Register of Deeds of Sedgwick County, Kansas, that being the County in which the Fourteenth through Thirtieth Supplemental Indentures, the Thirty-third Supplemental Indenture and the Fortieth Supplemental Indenture were first filed for record as a mortgage of real property, the following amounts:

                                   Date                   Amount
                                   ----                   ------

        July 2, 1975 .............................        $100,000
        December 10, 1975 ........................          48,750
        September 29, 1976 .......................          62,500
        March 16, 1977 ...........................          62,500
        May 26, 1977 .............................          25,000
        August 31, 1977 ..........................           6,100
        March 29, 1978 ...........................          62,500
        January 9, 1979 ..........................          36,250
        April 2, 1980 ............................          67,500
        July 1, 1980 .............................          37,500
        August 28, 1980 ..........................          63,750
        June 30, 1981 ............................          75,000
        December 30, 1981 ........................          62,500
        May 6, 1982 ..............................         100,000
        March 22, 1984 ...........................          93,750
        September 5, 1984 ........................          75,000
        September 12, 1984 .......................          50,000
        June 18, 1991 ............................         334,100
        June 28, 2000 ............................       1,780,538.50

such amounts being in payment of the Kansas mortgage registration tax as provided by the then currently applicable sections of the statutes of the State of Kansas in effect on those dates; and

         Whereas, the Company-Kansas caused the Thirty-first Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on February 1, 1985, Film 707, page 378), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on February 4, 1985 and indexed as No. 895,468), but paid no mortgage registration tax in connection with the recordation of the Thirty-first Supplemental Indenture, no such tax having been payable in connection with such recordation; and

         Whereas, the Company-Kansas caused the Thirty-second Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on April 16, 1986, Film 791, page 1,336), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on April 17, 1986 and indexed as No. 1,048,212), but paid no mortgage registration tax in connection with the recordation of the Thirty-second Supplemental Indenture, no such tax having been payable in connection with such recordation; and

         Whereas, in order to evidence the succession of the Company to the Company-Kansas and the assumption by the Company of the covenants and conditions of the Company-Kansas in the bonds and in the Mortgage contained, and to enable the Company to have and exercise the powers and rights of the CompanyKansas under the Mortgage in accordance with the terms thereof, the Company executed and delivered to the Trustees a Thirty-fourth Supplemental Indenture, dated as of March 31, 1992 (which supplemental indenture is hereinafter sometimes called the "Thirty-fourth Supplemental Indenture"); and

         Whereas, the Company-Kansas caused the Thirty-fourth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 31, 1992, Film 1236, page 987), and as a security agreement in the Office of Secretary of State of Kansas (filed on March 31, 1992 and indexed as No. 1,780,893), but paid no mortgage registration tax in connection with the recordation of the Thirty-fourth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

         Whereas, the Company caused the Thirty-fifth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on December 16, 1992, Film 301, page
0104), and as a security agreement in the Office of Secretary of State of Kansas (filed on December 16, 1992 and indexed as No. 1,861,886), but paid no mortgage registration tax in connection with the recordation of the Thirty-fifth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

         Whereas, the Company-Kansas caused the Thirty-sixth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on August 10, 1993, Film 1364, page 0515), and as a security agreement in the Office of Secretary of State of Kansas (filed on August 11, 1993 and indexed as No. 1,936,501), but paid no mortgage registration tax in connection with the recordation of the Thirty-sixth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

         Whereas, the Company-Kansas caused the Thirty-seventh Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on January 18, 1994, Film 1411, page 0710), and as a security agreement in the Office of Secretary of State of Kansas (filed on January 18, 1994 and indexed as No. 1,985,104), but paid no mortgage registration tax in connection with the recordation of the Thirty-seventh Supplemental Indenture, no such tax having been payable in connection with such recordation; and

         Whereas, the Company-Kansas caused the Thirty-eighth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on February 28, 1994, Film 1422, page 1046), and as a security agreement in the Office of Secretary of State of Kansas (filed on February 28, 1994 and indexed as No. 1,997,743), but paid no mortgage registration tax in connection with the recordation of the Thirty-eighth Supplemental Indenture, no such tax having been payable in connection with such recordation;

         WHEREAS, the Company-Kansas caused the Thirty-ninth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on April 27, 1994, Film 1440, page 855), and as a security agreement in the Office of Secretary of State of Kansas (filed on April 27, 1994 and indexed as No. 1,377,915), but paid no mortgage registration tax in connection with the recordation of the Thirty-ninth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

         Whereas, the Company-West Virginia, the Company-Kansas or the Company has from time to time caused to be filed in the respective offices of the above-mentioned Registers of Deeds and Secretary of State affidavits executed by the Trustees under the Mortgage, preserving and continuing the lien thereof either as a chattel mortgage in accordance with the provisions of K.S.A. 58-303 (Section 58-303 of the General Statutes of Kansas 1935) or as a security agreement under the provisions of K.S.A. 84-9-401 et seq.; and

         Whereas, in addition to the aforesaid filings for record in the respective offices of the above-mentioned Registers of Deeds, the Company-West Virginia, the Company-Kansas or the Company has filed copies of the Mortgage and the First through Fortieth Supplemental Indentures, certified as true by it, with the Secretary of State of Kansas; and

         Whereas, the Company-West Virginia, the Company-Kansas or the Company has heretofore issued, in accordance with the provisions of the Mortgage, as heretofore supplemented, the following series of First Mortgage Bonds:

                                                Principal        Principal
                                                  Amount          Amount
                Series                            Issued        Outstanding
                ------                           --------       -----------

       3-3/8% Series due 1970 .............    $16,000,000               None
       3-1/8% Series due 1978 .............      5,000,000               None
       2-3/4% Series due 1979 .............      3,000,000               None
       3-3/8% Series due 1982 .............     12,000,000               None
       3-5/8% Series due 1983 .............     10,000,000               None
       3-3/8% Series due 1985 .............     10,000,000               None
       3-3/8% Series due 1986 .............      7,000,000               None
       4-5/8% Series due 1991 .............      7,000,000               None
       5-5/8% Series due 1996 .............     16,000,000               None
       8-1/2% Series due 2000 .............     35,000,000               None
       8-1/8% Series due 2001 .............     35,000,000               None
       7-3/8% Series due 2002 .............     25,000,000               None
       9-5/8% Series due 2005 .............     40,000,000               None
       6% Series due 1985 .................      7,000,000               None
       7-3/4% Series due 2005 .............     12,500,000               None
       8-3/8% Series due 2006 .............     25,000,000               None
       8-1/2% Series due 2007 .............     25,000,000               None
       6% Series due 2007 .................     10,000,000               None

                                                Principal        Principal
                                                  Amount          Amount
                Series                            Issued        Outstanding
                ------                           --------       -----------

       5-7/8% Series due 2007 .............     21,940,000               None
       8-7/8% Series due 2008 .............     30,000,000               None
       6.80% Series due 2004 ..............     14,500,000               None
       16-1/4% Series due 1987 ............     30,000,000               None
       6-1/2% Series due 1983 .............     15,000,000               None
       7-1/4% Series due 1983 .............     25,500,000               None
       14-7/8% Series due 1987-1991 .......     30,000,000               None
       16% Series due 1996 ................     25,000,000               None
       15-3/4% Series due 1989 ............     40,000,000               None
       13-1/2% Series due 1989 ............    100,000,000               None
       14.05% Series due 1991 .............     30,000,000               None
       14-1/8% Series due 1991 ............     20,000,000               None
       10-7/8% Series due 1987 ............     30,000,000               None
       9-3/4% Series due 2016 .............     50,000,000               None
       7.00% Series A due 2031 ............     18,900,000         18,900,000
       7.00% Series B due 2031 ............    308,600,000        308,600,000
       7.60% Series due 2003 ..............    135,000,000               None
       6-1/2% Series due 2005 .............     65,000,000         65,000,000
       6.20% Series due 2006 ..............    100,000,000        100,000,000
       5.10% Series due 2023 ..............     13,982,500         13,492,500
       7-1/2% Series A due 2032 ...........     14,500,000         14,500,000
       7-1/2% Series B due 2027 ...........     21,940,000         21,940,000
       7-1/2% Series C due 2032 ...........     10,000,000         10,000,000
       9-1/2% Series due 2003 .............    600,000,000               None

hereinafter sometimes called Bonds of the First through Fortieth Series; and

         Whereas, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to the coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

         Whereas, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

         Whereas, the Company now desires to create a new series of bonds; and

         Whereas, the execution and delivery by the Company of this Forty-first Supplemental Indenture, and the terms of the Bonds of the 2005 Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors;

         Now, Therefore, This Indenture Witnesseth:

         That Kansas Gas and Electric Company, in consideration of the premises and of One Dollar ($1) to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto BNY Midwest Trust Company and to Judith L. Bartolini, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all property, real, personal and mixed, acquired by the Company after the date of the execution and delivery of the Mortgage, in addition to property covered by the First through the Fortieth Supplemental Indentures (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Forty-first Supplemental Indenture) all lands, flowage rights, water rights, flumes, raceways, dams, rights of way and roads; all steam and power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, steam heat and hot water plants, lines, service and supply systems, bridges, culverts, tracks, rolling stock, ice or refrigeration plants and equipment, street and interurban railway systems, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric and gas machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture, chattels and chooses in action; all municipal and other franchises; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose, including poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted), all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

         TOGETHER WITH all and singular the tenements, hereditarnents and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

         IT IS HEREBY AGREED by the Company that, subject to the provisions of
Section 87 of the Mortgage, all the property, rights and franchises acquired by the Company after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), shall be as fully embraced within the lien hereof and the lien of the Mortgage, as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

         PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Forty-first Supplemental Indenture and from the lien and operation of the Mortgage, viz.: (1) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; vehicles and automobiles; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; and (4) electric energy, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage and this Forty-first Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Mortgage by reason of the occurrence of a Default as defined in said Article XII.

         THERE is expressly excepted from the lien of the Mortgage and from the lien hereof all property of the Company located in the State of Missouri now owned or hereafter acquired unless such property in the State of Missouri shall be subjected to the lien of the Mortgage by an indenture or indentures supplemental thereto, pursuant to authorization by the Board of Directors of the Company.

         TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustees, their successors and assigns forever.

         IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented, this Forty-first Supplemental Indenture being supplemental thereto.

         AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to the Trustees by the Mortgage as a part of the property therein stated to be conveyed.

         The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Mortgage, as follows:

                                    ARTICLE I

                              2005 SERIES OF BONDS
                              --------------------

         SECTION 1. (I) There shall be a series of bonds designated 8% Series due 2005 (herein sometimes referred to as the "Bonds of the 2005 Series"), each of which shall also bear the descriptive title, First Mortgage Bond, and the form thereof, which is established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Article I specified. Bonds of the 2005 Series shall be limited to $735,000,000 in aggregate principal amount, except as provided in
Section 16 of the Mortgage, shall mature on June 6, 2005, and shall be issued as fully registered bonds in denominations of Five Thousand Dollars and in any multiple or multiples of Five Thousand Dollars. Bonds of the 2005 Series shall bear interest at the rate of eight percent (8%) per annum payable (subject to the second paragraph of Section 1(III)) on the interest payment dates for the Loans (as defined below). Every Bond of the 2005 Series shall bear interest from each interest payment date for the Loans next preceding the date thereof, unless no interest has been paid on this Bond in which case from June 6, 2002. The principal of and interest on Bonds of the 2005 Series shall be payable at the office or agency of the Company in the Borough of Manhattan, City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the 2005 Series shall be dated as in Section 10 of the Mortgage provided.

         (II) Bonds of the 2005 Series are redeemable prior to maturity only upon demand therefor by the Collateral Agent. To effect the redemption of Bonds of the 2005 Series, the Collateral Agent shall deliver to the Trustee (and deliver a copy thereof to the Company) a written demand (hereinafter referred to as a "Redemption Demand") for the redemption of Bonds of the 2005 Series, signed by an authorized officer and dated the date of its delivery to the Corporate Trustee, stating (i) that an Event of Default (as defined in the Collateral Agreement) has occurred and is continuing, (ii) that there are not sufficient available funds held by the Collateral Agent pursuant to the Collateral Agreement to make all payments required as a result of such Event of Default, (iii) the amount of funds, in addition to available funds held by the Collateral Agent pursuant to the Collateral Agreement, required to make such payments, and (iv) the principal amount of Bonds of the 2005 Series the Collateral Agent demands to have redeemed and the redemption date therefor which date should be at least thirty-one (31) days after the date of such Redemption Demand (provided, such principal amount shall not exceed the amount of funds specified pursuant to the foregoing clause (iii)). The Trustee may conclusively presume the statements contained in the Redemption Demand to be correct. Redemption of Bonds of the 2005 Series shall in all cases be at a price equal to the principal amount of the Bonds to be redeemed together with accrued interest to the redemption date, and such amount shall become and be due and payable on the redemption date.

         The Company hereby covenants that if a Redemption Demand shall be delivered to the Corporate Trustee, the Company will deposit, on or before the redemption date, with the Corporate Trustee, in accordance with Article X of the Mortgage, an amount in cash sufficient to redeem the Bonds of the 2005 Series so called for redemption.

         (III) All Bonds of the 2005 Series shall be issued and pledged by the Company to the Collateral Agent pursuant to a Collateral and Guarantee Agreement dated as of June 6, 2002 among the Company, Western Resources, Inc. ("WRI") and JPMorgan Chase Bank (in such capacity, the "Collateral Agent") to secure the payment of the principal of, and up to 8% per annum of the interest on any of the loans issued pursuant to the $735,000,000 Credit Agreement, dated as of June 6, 2002 among WRI, JPMorgan Chase Bank, as administrative agent, and the lenders party thereto, (the "Credit Agreement" and the loans thereunder are referred to collectively as the "Loans").

         The obligation of the Company to make payments with respect to the principal of and interest on Bonds of the 2005 Series (including without limitation upon maturity thereof) shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of and interest on the Loans shall have been fully or partially paid, or there shall be held by the Collateral Agent pursuant to the Collateral Agreement sufficient available funds to fully or partially pay the then due principal of and interest on the Loans. Notwithstanding any other provisions of this Supplemental Indenture or the Mortgage, interest on the Bonds of the 2005 Series shall be deemed fully or partially satisfied and discharged as provided herein even if the interest rate on Bonds of the 2005 Series may be higher or lower than the interest rate on any of the Loans at the time interest on any such Loans is paid. The Corporate Trustee may conclusively presume that the obligation of the Company to make payments with respect to the principal of and interest on Bonds of the 2005 Series shall have been fully satisfied and discharged unless and until the Corporate Trustee shall have received a written notice from the Collateral Agent, signed by an authorized officer, stating (i) that timely payment of the principal of or interest on the Loans required to be made by the Company has not been made, (ii) that there are not sufficient available funds held by the Collateral Agent pursuant to the Collateral Agreement to make such payment and
(iii) the amount of
funds, in addition to available funds held by the Collateral Agent pursuant to the Collateral Agreement, required to make such payment.

         (IV) At the option of the registered owner, any Bonds of the 2005 Series, upon surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations. The Bonds of the 2005 Series may bear such legends as may be necessary to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage with respect thereto.

         (V) Bonds of the 2005 Series shall be transferable upon the surrender thereof, for cancellation together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, City of New York.

                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

         SECTION 1. All Bonds of the 2005 Series acquired by the Company shall forthwith be delivered to the Corporate Trustee for cancellation.

         SECTION 2. Subject to the amendments provided for in this Forty-first Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Forty-first Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

         SECTION 3. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions set forth herein and in the Mortgage, as heretofore amended and supplemented, and upon the following terms and conditions:

         The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Forty-first Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVI of the Mortgage, as heretofore amended and supplemented, shall apply to and form part of this Forty-first Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Forty-first Supplemental Indenture.

         SECTION 4. Subject to the provisions of Article XV and Article XVI of the Mortgage, as heretofore amended and supplemented, whenever in this Forty-first Supplemental Indenture any of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Forty-first Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustees shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

         SECTION 5. Nothing in this Forty-first Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Forty-first Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Forty-first Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.

         SECTION 6. The Company reserves the right, subject to appropriate corporate action, but without any consent or other action by holders of Bonds of the 2005 Series, or of any subsequent series of bonds, to make such amendments to the Mortgage, as supplemented, as shall be necessary in order to (A) permit the issuance of additional Prior Lien Bonds other than to the Corporate Trustee
(i) in a principal amount not to exceed the principal amount of Bonds which could then be issued on the basis of Property Additions under the Mortgage or
(ii) upon the redemption or retirement of Prior Lien Bonds secured by such Prior Lien, (B) to remove the requirement that Prior Lien Bonds be issued to the Corporate Trustee, (C) remove the provisions of Article V which eliminate from the calculation of unfunded net Property Additions available for issuance of Bonds the amount of any Property Additions subject to a Prior Lien if the aggregate amount of Outstanding Prior Lien Bonds is 15% or more of the sum of the Outstanding Bonds and Prior Lien Bonds, and (D) make such other amendments to the Mortgage as may be necessary or desirable in the opinion of the Company to effect the foregoing.

         SECTION 7. This Forty-first Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, KANSAS GAS AND ELECTRIC COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by Paul R. Geist, its Vice President and Treasurer, and its corporate seal to be attested by Larry D. Irick, its Secretary for and in its behalf, BNY MIDWEST TRUST COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by D.G. Donovan, its Assistant Vice President, and its corporate seal to be attested by C. Potter, one of its Assistant Secretaries for and in its behalf, and Judith L. Bartolini has hereunto set her hand, all as of the day and year first above written.



                                        KANSAS GAS AND ELECTRIC COMPANY



                                        By: /s/ Paul R. Geist
                                           ------------------
                                           Paul R. Geist
                                           Vice President and Treasurer

Attest:


/s/ Larry D. Irick
----------------------
Larry D. Irick
Secretary

Executed, sealed and delivered by
  KANSAS GAS AND ELECTRIC COMPANY,
  in the presence of:



/s/ Peggy S. Wettengel
----------------------
Peggy S. Wettengel



/s/ Kathy J. Beach
------------------
Kathy J. Beach

                                        BNY MIDWEST TRUST COMPANY, as
                                        Trustee



                                        By:  /s/ D.G. Donovan
                                           ------------------

  Attest:                               Vice President



/s/ C. Potter
-------------
Assistant Secretary

                                             /s/ Judith L. Bartolini
                                             -----------------------
                                             (Judith L. Bartolini)


Executed, sealed and delivered by
BNY MIDWEST TRUST COMPANY
and JUDITH L. BARTOLINI, in the
  presence of:

/s/ Hernandez A. Hernandez
--------------------------

/s/ K. Gibson
-------------

STATE OF KANSAS            )
                           :    ss.:
COUNTY OF SEDGWICK         )

         BE IT REMEMBERED, that on this 6th day of June, A.D. 2002, before me, the undersigned, a Notary Public within and for the County and State aforesaid, came Paul R. Geist, the Vice President and Treasurer of KANSAS GAS AND ELECTRIC COMPANY, a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who is personally known to me to be such officer, and who is personally known to me to be the same person who executed, as such officer, the within instrument of writing, and such person duly acknowledged the execution of the same to be the act and deed of said corporation and that said instrument of writing was so executed by order of the Board of Directors of said corporation.

         On this 6th day of June, 2002, before me appeared Larry D. Irick, to me personally known, who being by me duly sworn did say that he is the Secretary of KANSAS GAS AND ELECTRIC COMPANY, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Larry D. Irick acknowledged said instrument to be the free act and deed of said corporation.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year above written.

                                       /s/ Patti Beasley
                                       -----------------


                                       NOTARY PUBLIC-- STATE OF KANSAS
                                       MY APPOINTMENT EXPIRES November 18, 2004

STATE OF ILLINOIS          )
                           :    ss.:
COUNTY OF COOK             )


         BE IT REMEMBERED, that on this 6thday of June, A.D. 2002, before me, the undersigned, a Notary Public within and for the County and State aforesaid, came D.G. Donovan, an Assistant Vice President of BNY Midwest Trust Company, a corporation, duly organized, incorporated and existing under the laws of the State of Illinois, who is personally known to me to be such officer, and who is personally known to me to be the same person who executed, as such officer, the within instrument of writing, and such person duly acknowledged the execution of the same to be the act and deed of said corporation and that said instrument of writing was so executed by authority of the Board of Directors of said corporation.

         On this 6thday of June, 2002, before me personally came C. Potter, to me known, who being by me duly sworn did depose and say that she is an Assistant Vice President of BNY MIDWEST TRUST COMPANY, one of the corporations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year above written.

                                       /s/ Linda Ellen Garcia
                                       ----------------------
                                       NOTARY PUBLIC, STATE OF ILLINOIS
                                       NO.
                                       QUALIFIED IN COOK COUNTY
                                       COMMISSION EXPIRES

STATE OF ILLINOIS          )
                           :    ss.:
COUNTY OF COOK             )

         On this 6thday of June in the year 2002, before me, the undersigned, a Notary Public in and for the State of Illinois, in the County of Cook, personally appeared and came Judith L. Bartolini, Individual Trustee to me known and known to me to be the person described in and who executed the within and foregoing instrument and whose name is subscribed thereto and acknowledged to me that he executed the same.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year in this certificate first above written.

                                       /s/ Linda Ellen Garcia
                                       ----------------------


                                       NOTARY PUBLIC, STATE OF ILLINOIS
                                       NO.
                                       QUALIFIED IN COOK COUNTY
                                       COMMISSION EXPIRES